Exhibit 10.1

EQUITY PURCHASE AGREEMENT

DATED AS OF

NOVEMBER 13, 2017

BY AND AMONG

MYND ANALYTICS, INC.,

ARCADIAN TELEPSYCHIATRY SERVICES LLC,

AND MR. ROBERT PLOTKIN

 i

EXHIBITS

A	—	Employment Agreement

 ii

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of November 13, 2017 by and among MYnd Analytics, Inc., f/k/a CNS Response, Inc., a Delaware corporation (“Buyer”), Arcadian Telepsychiatry Services LLC, a Delaware limited liability company (the “Company”), and Mr. Robert Plotkin, an individual resident in the State of Pennsylvania (“Seller”). Buyer, Seller and the Company shall be referred to herein from time to time collectively as the “Parties.”

RECITALS:

WHEREAS, Buyer owns 100% of the issued and outstanding Equity Interests of the Company (the “Company Units”);

WHEREAS, upon the terms and conditions set forth herein, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, all of the Company Units.

NOW, THEREFORE, in consideration of the mutual covenants made in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, each intending to be legally bound, agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1       Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. For the avoidance of doubt, after the Closing, Affiliates of Buyer will include the Company.

“Affiliate Transactions” has the meaning set forth in Section 3.17.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Assets” has the meaning set forth in Section 3.16.

“Business” means the business operated by the Company, or contemplated to be operated by the Company, as of the date of this Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Intellectual Property” has the meaning set forth in Section 3.11(a).

“Company Material Adverse Effect” means a change, effect, event or circumstance that, individually or in the aggregate, has been, is or would reasonably be expected to be materially adverse to the assets, liabilities, business, operations or condition (financial or otherwise) of the Company, but shall exclude any changes, effects, events or circumstances resulting from (i) general economic, banking, currency, capital market, regulatory, political, labor, social, environmental or other similar conditions (including acts of war, declared or undeclared, armed hostilities, terrorism, natural disasters or other force majeure events), (ii) general business or economic conditions affecting the industries in which the Company operates, (iii) any changes in GAAP or the interpretation thereof, (iv) changes in any Laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity, or (v) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, however, that any change, effect, event or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates shall not be excluded from being taken into account in determining whether there has been a Company Material Adverse Effect); provided, however, that, the matters described in clauses (i), through (iv) shall be included in the term “Material Adverse Effect” if such change, effect, event or circumstance has a disproportionately adverse effect on the Company relative to other participants in the industry in which the Company operates.

“Company’s Knowledge” or “Knowledge of the Company” means, as it relates to Seller or the Company, as of the applicable date, the knowledge, after due inquiry, of Seller.

“Company Registered IP” has the meaning set forth in Section 3.11(a).

“Confidential Information” has the meaning set forth in Section 6.1.

“Contract” means all written contracts, agreements, arrangements, leases, licenses, obligations, sales and purchase orders, commitments, and other written arrangements or undertakings that are binding, or purport to be binding by their terms, on the parties thereto, and any outstanding bids or proposals (which bids or proposals if accepted by the recipient thereof would result in a binding contract).

“Consents” means consents, approvals, exemptions, waivers, authorizations, filings, registrations and notifications.

“Equity Interests” means equity interests and options, profits interests, warrants, rights to subscribe to, purchase rights, calls or commitments made by the Company containing any equity features, or Contracts, understandings or arrangements, compensatory equity or equity-linked interests with respect to the common units or other equity or voting interests in, the Company, including without limitation, any options, appreciation rights, profits interests, restricted units, phantom equity or similar awards or rights.

“Employee Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or any similar plan subject to Laws of a jurisdiction outside of the United States), (ii) each employment, consulting, advisor or other service agreement or arrangement, (iii) each noncompetition, nondisclosure, nonsolicitation, severance, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention, transaction, change in control and similar plan, program, arrangement, agreement, policy or commitment, (iii) each compensatory option, restricted unit, performance unit, unit appreciation, deferred unit or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (iv) each savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, other welfare fringe benefit and each other employee benefit plan, program or arrangement maintained, sponsored or contributed to by the Company or under which the Company has any obligation or liability (whether actual or contingent, direct or indirect) to provide compensation or benefits to or for the benefit of any of its current or former employees, consultants, managers or directors, beneficiaries or other dependents thereof (other than any statutory plan, program or arrangement that is required under applicable Law, other than the Laws of the United States, and maintained by any Governmental Entity).

“Environmental Laws” means all applicable federal, state, local and foreign statutes, regulations, and ordinances concerning pollution or protection of the environment human health or safety or the welfare of any other living organism from hazardous materials, substances or wastes including all those relating to the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, control, or cleanup of any hazardous materials, substances or wastes, as such of the foregoing are enacted and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its limited liability company agreement and certificate of formation.

“Governmental Entity” means any domestic or foreign national, federal, state, provincial, county, municipal, regional or local governmental body, or any political subdivision thereof, and any entity, department, commission, bureau, agency, authority, board, court or other similar body or quasi-governmental body of competent jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of any such governmental body or political subdivision thereof.

“Hazardous Materials” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such, or any other material, substance or waste for which liability or standards of conduct can be imposed, under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

“Healthcare Laws” means (i) all federal and state fraud and abuse laws regulating health services or payment, including, 42 U.S.C. § 1320a-7b(b) (“Anti-Kickback Statute”), the other provisions of 42 U.S.C. §1320a-7b, 42 U.S.C. § 1395nn (“Stark Law”), 31 U.S.C. § 3729 et seq. (“False Claims Act”), 42 U.S.C. § 1320a-7 (“Exclusion Statute”), 42 U.S.C. § 1320a-7a (“Civil Monetary Penalty Law”), 18 U.S.C. § 1347, 42 U.S.C. 1320a-7h (“Open Payments Law”) and similar state laws governing the sales and marketing of drugs, biologics and medical devices, and the regulations promulgated pursuant to such statutes, (ii) the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301, et seq.) and the regulation promulgated thereunder, (iii) the Health Insurance Portability and Accountability Act of 1996 and (iv) any other federal or state laws pertaining to the arrangement, delivery or payment for healthcare services applicable to the Company.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures or notes (other than any surety bonds or similar instruments issued in the ordinary course of business), (iii) all obligations of such Person in respect of letters of credit, to the extent drawn, and bankers’ acceptances issued for the account of such Person, (iv) obligations of such Person under or pursuant to any capital leases, (v) all obligations of such Person for the deferred purchase price of property or services (other than trade debt, trade payables and short-term accruals), (vi) all obligations of such Person in respect of guaranties, in any manner, of all or any part of any Indebtedness of any other Person and (vii) any accrued interest, prepayment premiums or penalties related to any of the foregoing.

“Intellectual Property Rights” means all intellectual property of any kind or nature, in any jurisdiction, including: all patents, copyrights, trademarks, service marks, logos, corporate names and trade names, together with all goodwill associated with any trademarks, service marks, logos, corporate names and trade names and all issuances, registrations and applications for any of the foregoing, intellectual property rights in Software, Internet domain names and all registrations therefor, and trade secrets, confidential business information and other proprietary information (including ideas, know-how, formulas, compositions, inventions, processes and techniques, research and development information, research records, records of inventions, test information, technical drawings and designs, specifications, financial, business and technical data, customer and supplier lists and data, pricing and cost information and business and marketing plans and proposals).

“Law” or “Laws” means, at the applicable time, each provision of any then currently existing federal, state, regional, provincial, local or foreign laws, including any statute, standard, ordinance, act, code, order, rule, regulation, constitutional provision, decree, promulgation or common law (including, without limitation, Environmental Laws and any laws that regulate or apply to the Business) of any Governmental Entity, and each term of any order, judgment, award or decree then currently existing of any court, arbitrator or tribunal of any Governmental Entity of competent jurisdiction (including, without limitation, the United States Patent and Trademark Office and the United States Office for Civil Rights) that is binding upon the Company.

“Lease” has the meaning set forth in Section 3.15(b).

“Leased Property” has the meaning set forth in Section 3.15(b).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in 0.

“Owned Intellectual Property” means all Intellectual Property Rights that are currently owned or purported to be owned by any of the Company.

“Owned Software” means all Software that is currently owned or purported to be owned by any of the Company.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permit” has the meaning set forth in Section 3.9(b).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Policies” has the meaning set forth in Section 3.13.

“Proceeding” has the meaning set forth in Section 3.8.

“Receiving Parties” has the meaning set forth in Section 6.1.

“Required Consents” has the meaning set forth in Section 3.4.

“Schedules” means the disclosure schedules to this Agreement delivered to Buyer concurrently with the execution and delivery of this Agreement.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Claim” has the meaning set forth in Section 6.2.

“Seller Releasees” has the meaning set forth in Section 6.2.

“Seller Releasors” has the meaning set forth in Section 6.2.

“Software” means (a) software, firmware, middleware, and computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, executable or binary code, (b) databases and compilations, including any and all libraries, data and collections of data, whether machine readable, on paper or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, (d) the technology supporting, and the contents and audiovisual displays on any web sites and (e) all documentation, including programmers’ notes and source code annotations, user manuals and training materials, in each case, strictly relating to use of any of the foregoing, including any translations thereof.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association, or other business entity of which (i) if a corporation or a company, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation or a company), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation or a company) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation or a company). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat or unclaimed property, environmental, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax, duty, levy, impost, fee or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity that has the power to impose any Tax.

“Transfer Taxes” has the meaning set forth in Section 6.3.

Section 1.2            Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement, (ii) masculine gender shall also include the feminine and neutral genders, and vice versa, (iii) words importing the singular shall also include the plural, and vice versa, (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (v) the words “party” or “parties” shall refer to parties to this Agreement, (vi) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, (vii) the word “or” is disjunctive but not necessarily exclusive, (viii) terms used herein that are not defined herein but are defined in GAAP have the meanings ascribed to them therein, (ix) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (x) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, (xi) references to any Person include the successors and permitted assigns of that Person, (xii) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively, (xiii) the words “dollar” or “$” shall mean U.S. dollars and (xiv) the word “day” means calendar day unless Business Day is expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Article 2
PURCHASE AND SALE

Section 2.1           Purchase and Sale of the Company Units. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all right, title and interest in and to the Company Units, free and clear of all Liens, for the consideration specified below in this Article 2.

Section 2.2           Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement at the offices of Dentons US LLP, 1221 Avenue of the Americas, New York, NY 10020-1089. The date on which the Closing actually occurs is hereinafter referred to as and the “Closing Date.”

Section 2.3           Closing.

(a)           Deliveries by Seller. At the Closing, Seller shall deliver to Buyer:

(i)        all reasonably requested instruments of assignment endorsed in blank in proper form for transfer of the Company Units; and

(ii)       originals of the minute books, statutory registers, equity certificate books, equity certificates and other books and records of the Company.

(b)           Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the employment letter attached hereto as Exhibit A.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and Seller jointly hereby represent and warrant to Buyer as of Closing Date as follows:

Section 3.1       Organization and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company has all limited liability power required to own its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is necessary. True and correct copies of the Governing Documents of the Company, as in effect on the date hereof, have been provided by Seller to Buyer.

Section 3.2       Capitalization of the Company; No Subsidiaries.

(a)       The Company Units comprise all of the Company’s authorized equity interests that are issued and outstanding. All of the Company Units are held beneficially and of record by Seller. Except for the Company Units, there are no outstanding (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable for, at any time, equity securities of the Company and (iii) rights to acquire from the Company and no obligations of the Company to issue, any equity securities or securities convertible into or exchangeable for equity securities of the Company. The Company has not at any time issued or granted, and there are no outstanding or authorized, options, profits interests, warrants, rights to subscribe to, purchase rights, calls or commitments made by the Company containing any equity features, or Contracts, understandings or arrangements, compensatory equity or equity-linked interests with respect to the common units or other equity or voting interests in, the Company, including without limitation, any options, appreciation rights, profits interests, restricted units, phantom equity or similar awards or rights.

(b)       The Company does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

Section 3.3      Authority. The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 3.4       Consents and Approvals; No Violations. No notice to, filing with, or authorization, consent or approval of any Governmental Entity or third party is necessary for the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of notice, consent, termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Material Contract, Permit or Lease to which the Company is a party, (iii) violate any order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its properties or assets, (iv) result in the creation of any Lien upon, or result in the loss or impairment of the Company’s rights in, any of its assets or (v) give rise to any payment or compensation to any employee or other service provider to the Company.

Section 3.5       Company Creditors; No Undisclosed Liabilities. The Company is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company. The Company does not have any liability, obligation or commitment whatsoever, whether accrued, absolute, contingent or otherwise, and there is no existing condition, situation, or set of circumstances which is reasonably expected to result in any liability, obligation or commitment, except (a) as and to the extent reflected and adequately reserved against in the Latest Balance Sheet, and (b) liabilities and obligations incurred by the Company since the Latest Balance Sheet Date in the ordinary course of business and that did not arise from any breach of contract, breach of warranty, tort, infringement claim, violation of Law or any Proceeding before any Governmental Authority or arbitrator.

Section 3.6       Absence of Changes. Since the Company was formed, (a) there has not been any Company Material Adverse Effect, and (b) the Company has conducted its business in the ordinary course of business.

Section 3.7       Material Contracts. Except as set forth on Schedule 3.7 (collectively, the “Material Contracts”) and except for this Agreement, as of the date of this Agreement, the Company is not a party to or bound by any Contract.

Section 3.8       Litigation. There is no suit, litigation, arbitration, action, claim, investigation, enforcement, proceeding or similar action (each a “Proceeding”) pending or, to the Company’s Knowledge, threatened in writing against the Company, or any of its members, managers or officers or affecting its business, assets, properties or operations as currently conducted before any Governmental Entity. The Company is not subject to any outstanding order, writ, injunction or decree. The Company has not received any notice of any potential claim which may affect the validity or legality of this Agreement or the transactions contemplated hereby, or the ability of the Company or Seller to execute, deliver and perform this Agreement and the transactions contemplated hereby.

Section 3.9       Compliance with Applicable Law.

(a)       The Company is operating and has at all times operated its business in compliance in all material respects with all applicable Laws. The Company has not received notice from any Governmental Entity alleging any failure by it to comply with any Law. There is no outstanding or, to the Company’s Knowledge, threatened, order, writ, injunction or decree of any Governmental Entity or arbitration tribunal against or involving the Company, the operation of the business of the Company or the Company Units.

(b)       The Company holds all material permissions, registrations, accreditations, exemptions, permits, licenses, approvals, certificates and other authorizations of and from all Governmental Entities required to lawfully conduct the businesses of the Company as presently conducted and to own, operate, or use, as applicable, its assets and properties (collectively, the “Permits” and, individually, a “Permit”). Schedule 3.9(b) identifies all Permits held by the Company. Each Permit is valid and subsisting in accordance with its terms, is in full force and effect, and has not been suspended, revoked, canceled or adversely modified. The Company is in compliance with the terms of each Permit and has not committed any act or omitted to take any action that could cause it to lose the benefit of or jeopardize the renewal of any Permit. There are no claims pending or, to the Company’s Knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any Permit. The Company is, and at all times has been, in compliance with the terms and requirements of all Permits.

(c)       No Government Entity has initiated, or notified the Company of its intent to initiate, any investigation, inquiry, enforcement action, or adverse proceeding regarding the Company with respect to its compliance with applicable Law or regulations.

Section 3.10     Environmental Matters. The Company is in compliance with all applicable Environmental Laws in all material respects. There has been no treatment, storage, disposal or release of or exposure of any Person to any Hazardous Materials on any properties owned or leased by the Company or as a result of any activity of the Company during the time such properties were owned or leased by the Company, in each case so as to give rise to any liability for the Company under any applicable Environmental Law. The Company has not received any notice of any violation of, or liability or investigatory, corrective or remedial obligation under, any Environmental Laws.

Section 3.11     Intellectual Property.

(a)       Schedule 3.11(a) sets forth a true and complete list of all registered trademarks, service marks or trade names, applications to register trademarks and service marks, issued patents, patent applications, registered copyrights, applications to register copyrights and domain name registrations, in each case, owned or filed by or on behalf of the Company on the date hereof (collectively, “Company Registered IP”), specifying as to each such item, the owner, the jurisdiction, the application, and the registration or issuance number. All right, title and interest in and to all Company Registered IP, and all other Intellectual Property Rights necessary for or used in the business or operations of the Company as presently conducted, (collectively, “Company Intellectual Property”) is owned by the Company free and clear of all liens, or, to the Company’s Knowledge, is used or held for use in the business or operations of the Company pursuant to a valid license. There is no pending or, to the Company’s Knowledge, threatened Proceeding that challenges the validity, enforceability, registration, ownership or use of any of the Company Registered IP, and each item of material Company Registered IP is subsisting and has not been abandoned or cancelled, has been maintained effective by all requisite filings, renewals and payment and remains in full force and effect.

(b)       The Company has secured valid written assignments from all consultants and contractors who have contributed to the creation or development of Owned Intellectual Property (including Owned Software), of any rights to such contributions that the Company does not already own by operation of Law and (ii) no employee of the Company involved in the development of Owned Intellectual Property has any ownership right in or to any such Intellectual Property Rights developed for, or on behalf, the Company.

(c)       The Company is not infringing upon, diluting, misappropriating or otherwise violating any Intellectual Property Rights of any third party, (B) there is no pending or, to the Company’s Knowledge, threatened Proceeding involving an allegation that the Company has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights of any third party and (C) the Company has not received any written notice or claim asserting any such infringement, dilution, misappropriation or other violation.

Section 3.12     Employee Matters.

(a)       As of the date hereof, the Company employs five full-time employees and no part-time employees and engages 18 consultants or independent contractors.

(b)       None of its employees, consultants or independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.

(c)       The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)       The employment of each employee of the Company is terminable at the will of the Company. Upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)       Schedule 3.12 sets forth each Employee Benefit Plan. The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such Employee Benefit Plan.

(f)       The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.

(g)       None of the Company’s employees, members or managers has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

Section 3.13     Insurance. Schedule 3.13 contains a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement (the “Policies”). All of the Policies are, as of the date of this Agreement, in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid. Neither the Company or, to the Knowledge of the Company, the Company Subsidiary, are not in breach or default, the Company has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. As of the date hereof, no written notice of cancellation or termination has been received by the Company with respect to any such Policy. The Company and its assets and properties are insured in amounts no less than as required by applicable Law and any Contract to which the Company, as applicable, is a party. No pending claims made by or on behalf of the Company under the Policies have been denied or are being defended against third parties under a reservation of rights by an insurer thereof. The Company has not been refused any insurance with respect to its assets or operations, nor has the Company’s coverage been limited, by any insurance carrier to which any of them has formally applied for any such insurance or with which it has carried insurance. For any insurance policy with a “claims-made” reporting trigger, the Company has reported all claims and all circumstances which may give rise to any claim (as “claim” is defined in such insurance policy) to any respective insurance carrier.

Section 3.14     Tax Matters.

(a)       The Company has timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, complete and correct in all material respects.

(b)       The Company has, within the time and manner prescribed by applicable Law, paid all Taxes required to be paid by it and has withheld and timely paid over to the applicable Taxing Authority all Taxes it is required to withhold from any amounts payable to any employee, creditor, independent contractor or other Person.

(c)       With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company have made adequate accruals for such current Taxes on the Financial Statements as and to the extent required by GAAP, and since the Latest Balance Sheet Date, the Company has not incurred any liability for Taxes outside of the ordinary course of business.

(d)       No deficiencies for any Taxes have been proposed, asserted, assessed, or to the knowledge of the Company, threatened against, or with respect to, the Company that have not been paid or settled in full, and the Company (i) is not the subject of any pending audit, inspection, inquiry or other proceeding with respect to Taxes and (ii) has not received notice of any potential audit, inspection, inquiry or proceeding with respect to Taxes.

(e)       The Company has not taken any action having the effect of causing any extension of time within which to file any Tax Return which Tax Return has not since been filed, and the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)        There are no Liens with respect to Taxes upon any of the assets of the Company except for statutory liens for Taxes not yet due and payable.

(g)       The Company is a party to any Contract providing for the allocation, sharing, or indemnification of Taxes.

(h)       No claim has ever been made by a Governmental Entity that the Company is or may be subject to Tax in a jurisdiction where it does not file income or franchise Tax Returns.

(i)        The Company has never been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b).

(j)        The Company is and since inception has been properly treated as a partnership or a disregarded entity for U.S. federal and applicable state income tax purposes.

(k)       There is no contract, agreement, plan or arrangement to which the Company is a party which requires the Company to pay a Tax gross-up or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

Section 3.15     Real Property; Personal Property.

(a)       The Company does not own, directly or indirectly, any real property or interests in real property. The Company is a not party to any agreement or option to purchase any real property or interest therein relating to the business of the Company.

(b)       Schedule 3.15(b) sets forth (whether as lessee or lessor) a list of all leases (each a “Lease”) of real property (the “Leased Property”) to which the Company is a party or by which the Company is bound. The Company has made available to Buyer a true and correct copy of all Leases, together with all amendments, waivers or other changes thereto. Except as set forth on Schedule 3.15(b), each Lease is valid and binding on the Company, enforceable in accordance with its terms (subject to proper authorization and execution of such Lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company is not and, to the Knowledge of the Company, no other party thereto is, in breach of, or default or violation under, any Lease and no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation. The Company has never received written notice of any default under any Lease.

(c)       The Company has not subleased or otherwise granted any Person the right to use or occupy any Leased Property. The Company has not collaterally assigned or granted any other security interest in the Leased Property or any interest therein.

Section 3.16     Assets.

(a)       The Company has good title to, or a valid leasehold interest in or license to, the tangible personal property used in the operation of the business of the Company as presently conducted (collectively, the “Assets”), free and clear of any Liens. The Assets are fit for the purposes for which they are used or intended to be used in connection with the provision of the services to be provided by Buyer and its Affiliates and are sufficient for the operation of the business of the Company as presently conducted.

(b)       The Company has never leased or otherwise granted any Person the right to use, lease, sublease or occupy any of the Assets other than in the ordinary course of business. The Company has never collaterally assigned or granted any other security interest in the Assets or any interest therein.

Section 3.17     Transactions with Affiliates. Schedule 3.17 sets forth all Contracts or arrangements (“Affiliate Transactions”) between the Company, on the one hand, and Seller or any Affiliate of Seller, on the other hand, that will not be terminated effective as of the Closing Date.

Section 3.18     No Unlawful Payments. The Company and its members, managers, officers, employees or agents or any other Person acting on behalf of the Company, have not: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) taken any action (a) in furtherance of an offer, provision, payment, or promise to pay anything of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity, agency or instrumentality, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper business advantage for the Company or (b) that would otherwise violate any applicable anti-corruption, anti-money laundering, anti-terrorism and economic sanction and anti-boycott Laws, including any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, or any provision of the Bribery Act 2010 of the United Kingdom, (iv) made of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) given or agreed to give, directly or indirectly, any gift or similar benefit to any governmental employee.

Section 3.19     Healthcare Laws; Data Privacy.

(a)       The Company and its respective officers, members, managers, employees and agents are, and have been since the Company’s formation, in full compliance with all Healthcare Laws, and none of them has engaged in any conduct that would subject the Company or them to penalties under any Healthcare Laws.

(b)       In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company and its respective officers, members, managers, employees and agents are, and have been since the Company’s formation, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure.

Section 3.20     Accounts Receivable. All of the accounts receivable shown on the Latest Balance Sheet have arisen out of bona fide transactions of the Company in the ordinary course of business and have been collected or, to the Knowledge of Seller, are good and collectible, in each case in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Latest Balance Sheet and net of returns and payment discounts allowable by the Company’s policies), and can reasonably be anticipated to be paid without outside collection efforts within ninety (90) days of the due date.

Section 3.21     Brokers. No broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the Closing Date as follows:

Section 4.1       Authority. Seller has the absolute and unrestricted right, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid, legal and binding agreement of Seller (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other parties hereto), enforceable against Seller in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 4.2       Consents and Approvals; No Violations. Except for the Required Consents, no notice to, filing, no notice to, filing with, or authorization, consent or approval of any Governmental Entity or third party is necessary for the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby. Assuming the receipt of the Required Consents, neither the execution, delivery and performance of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement to which Seller is a party or (ii) violate any order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Entity having jurisdiction over Seller.

Section 4.3       Title to the Company Units; Ownership of Seller. Seller owns, and will own as of immediately prior to the Closing, of record and beneficially all of the Company Units, free and clear of all Liens and Seller has, and will have as of immediately prior to the Closing, good and marketable title to such Company Units, free and clear of all Liens.

Section 4.4       Capitalization of the Company; No Subsidiaries.

(a)       The Company Units comprise all of the Company’s authorized equity interests that are issued and outstanding. All of the Company Units are held beneficially and of record by Seller. Except for the Company Units, there are no outstanding (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable for, at any time, equity securities of the Company and (iii) rights to acquire from the Company and no obligations of the Company to issue, any equity securities or securities convertible into or exchangeable for equity securities of the Company. The Company has not at any time issued or granted, and there are no outstanding or authorized, options, profits interests, warrants, rights to subscribe to, purchase rights, calls or commitments made by the Company containing any equity features, or Contracts, understandings or arrangements, compensatory equity or equity-linked interests with respect to the common units or other equity or voting interests in, the Company, including without limitation, any options, appreciation rights, profits interests, restricted units, phantom equity or similar awards or rights.

(b)       The Company does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

Section 4.5       Litigation. There is no Proceeding pending or, to Seller’s knowledge, threatened in writing against Seller before any Governmental Entity which would have a material adverse effect on Seller’s ownership of the Company Units, or otherwise prevent or materially delay the Closing. Seller is not subject to any outstanding order, writ, injunction or decree that would have a material adverse effect on Seller’s ownership of the Company Units, or otherwise prevent or materially delay the Closing.

Section 4.6       Operation of Arcadian Telepsychiatry LLC. Seller hereby makes to Buyer all of the representations and warranties in Article 3 with respect to Arcadian Telepsychiatry LLC, a Pennsylvania limited liability company, and its successors.

Article 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the Closing Date as follows:

Section 5.1       Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 5.2       Authority. Buyer has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer and no other proceeding on the part of Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid, legal and binding agreement of Buyer (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against Buyer in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 5.3       Acquisition of Equity For Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Company Units. Buyer is acquiring the Company Units for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such Shares.

Article 6
COVENANTS

Section 6.1       Seller Confidentiality. Until the seven year anniversary of the Closing Date, Seller shall not use or disclose to any third party, any Confidential Information.

Section 6.2       Seller Release. As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby and for other good and sufficient consideration, effective as of the Closing, Seller, with the intention of binding Seller and each of Seller’s heirs, executors, administrators and assigns severally, and not any other Seller (the “Seller Releasors”), does hereby release, acquit and forever discharge Buyer and the Company (the “Seller Releasees”), of and from any and all manner of Actions, Liabilities, damages or losses of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, direct, derivative, vicarious or otherwise, whether based in contract, tort, or other legal, statutory, or equitable theory of recovery, each as though fully set forth at length herein (hereinafter, a “Seller Claim”), which the Seller Releasors now have or may hereafter have against the Seller Releasees, or any of them, by reason of any matter, cause, act, omission or thing whatsoever existing or occurring prior to the Closing, including any claim with respect to the issuance or proposed issuance (in any form) of any equity interest in the Company or any Taxes, penalties or similar payments to be paid by any Seller as a result of the consummation of the transactions contemplated hereby.

Section 6.3       Transfer Taxes. All transfer Taxes, recording fees and other similar Taxes that are imposed on any of the Parties by any Governmental Entity as a result of the consummation of the transactions contemplated by this Agreement (but excluding, for the avoidance of doubt, any income-based Tax whether measured by reference to net income, gross income or capital gain, and any withholding Taxes imposed as a method of collecting such Taxes) (“Transfer Taxes”) shall be borne by Seller.

Section 6.4       Financial Statements. After the Closing, Seller shall cooperate with Buyer to prepare, and cause to be prepared, and file a Form 8-K/A with the Securities and Exchange Commission within 71 calendar days after the date that the initial report on Form 8-K reporting the completion of the acquisition of the Company must be filed. Such Form 8-K/A shall include all financial statements required to be filed with such report pursuant to Item 9.01 of Form 8-K and Regulation S-X (17 CFR part 210) and any other applicable rule or regulation promulgated under the Securities Exchange Act of 1934. Such cooperation shall include providing all information requested by Buyer, the Company or its representatives in connection with the ongoing audit of the financial statements of the Company for the years ended December 31, 2016, 2015 and 2014, and taking all actions necessary or appropriate to enable the Company to obtain a signed audit report from its auditor to enable the Company to the file the 8-K/A referenced above in the 71 day period referenced above.

Section 6.5       Survival of Representations, Warranties and Covenants.

(a)       From and after the Closing, Seller shall be responsible for any breaches by the Company prior to the Closing of any of the representations, warranties, covenants and agreements made herein, or any agreements, schedules, documents, certificates and instruments executed and delivered in connection herewith.

(b)       The representations, warranties, covenants and agreements made herein, and all agreements, schedules, documents, certificates and instruments executed and delivered in connection herewith: (i) shall be deemed to have been relied upon by the Party or Parties to whom they are made, and shall survive the execution and delivery hereof and the Closing contemplated hereby and (ii) shall bind the Parties’ successors, heirs and assigns (including, without limitation, any successor by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the Parties and their respective successors, heirs and assigns, whether so expressed or not.

Article 7
MISCELLANEOUS

Section 7.1       Entire Agreement; Assignment; Amendment. This Agreement, together with all Exhibits and Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, and together with the Master Agreement, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of Law or otherwise), other than for collateral purposes, without the prior written consent of Buyer and Seller; provided that Buyer may assign its rights under this Agreement to an Affiliate so long as it remains liable for its obligations hereunder. Any attempted assignment of this Agreement not in accordance with the terms of this Section 7.1 shall be void. This Agreement may be amended or modified only by a written agreement executed and delivered by Seller and duly authorized officers of Buyer. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any amendment by any Party or Parties effected in a manner which does not comply with this Section 7.1 shall be void.

Section 7.2       Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or made, and shall be deemed to have been duly given when delivered in person, by any nationally-recognized overnight courier providing evidence of delivery, by registered or certified mail (postage prepaid, return receipt requested), or by e-mail with a copy delivered the next Business Day by any nationally-recognized overnight courier providing evidence of delivery, as follows:

To Buyer or the Company:

MYnd Analytics, Inc.

26522 La Alameda

Mission Viejo, CA 92691

Attention: George Carpenter

Email: gcarpenter@myndanalytics.com

with a copy (which shall not constitute notice to Buyer) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Jeffrey Baumel

Email: jeffrey.baumel@dentons.com.

To Seller:

7241 Hollywood Road

Fort Washington, PA 19034

Attention: Robert Plotkin

Email: rob@arcadiantelepyschiatry.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 7.3       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 7.4       Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

Section 7.5       Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.6       Construction. The Parties acknowledge that they have been advised of their right to seek the advice of independent legal counsel regarding their legal rights and obligations under the terms of this Agreement, including the tax consequences of this Agreement, and the Parties have had the opportunity to seek the advice of independent legal counsel and/or independent tax counsel. As a consequence, no Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement.

Section 7.7       Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item disclosed in any Schedule referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement.

Section 7.8       Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.9       Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.10     Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.11     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12     Arbitration.

(a)       If a dispute arises from or relates to this Agreement or the breach thereof, and if the dispute cannot be settled through direct discussions, the dispute shall be settled by arbitration administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance with its then-in-effect Comprehensive Arbitration Rules and Procedures (“JAMS Rules”). The decision of the arbitrator, including any judgment, shall be executory, and the prevailing party may enter such decision in any court having competent jurisdiction. Claims shall be heard by a single arbitrator who shall be experienced in corporate law and business transactions and who shall be appointed in accordance with Sections 9(c) and (d) of the JAMS Rules, from a panel of five proposed arbitrators drawn from JAMS and submitted simultaneously to each party that is named in the dispute. The place of arbitration shall be Wilmington, Delaware. Each party to the dispute will, upon written request of the other party thereto, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. Time is of the essence for any arbitration under this Agreement and arbitration hearings shall take place within 90 days of filing and awards rendered within 120 days. The arbitrator shall agree to these limits prior to accepting appointment. The award of the arbitrators shall be accompanied by a reasoned opinion. Except as may be required by Law, none of Buyer, Seller, or the Company or the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of Seller and Buyer. Each Party shall have the right to institute judicial proceedings against another Party or anyone acting by, through or under such other Party (including the right to seek and to obtain injunctive relief) solely to enforce the instituting Party’s arbitration rights or the decision of the arbitrators. Nothing in this Agreement shall be deemed as preventing any Party from seeking injunctive relief (or other provisional remedy) from any court of competent jurisdiction as necessary to protect such Person’s interests.

(b)       The arbitrator shall have the authority to award relief under legal or equitable principles, including interim or preliminary relief. The Parties shall also be entitled to seek equitable remedies to enforce the terms of this Agreement pursuant to Section 7.13.

(c)       The Party that does not prevail in the arbitration shall bear all of the costs and expenses and all Parties to the arbitration and shall pay 100% of the arbitrator’s costs and fees of arbitration.

Section 7.13     Remedies. Buyer, the Company and Seller agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not fully and timely perform their respective obligations under or in connection with this Agreement in accordance with their specific terms or otherwise breach such provisions.

(Signature page follows)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

BUYER:

MYND ANALYTICS, INC.

By:	/s/ George Carpenter
Name: George Carpenter
Title: Chief Executive Officer

COMPANY:

ARCADIAN TELEPSYCHIATRY SERVICES LLC

By:	/s/ Robert Plotkin
Name: Robert Plotkin
Title: President

SELLER

/s/ Robert Plotkin
Robert Plotkin

Signature Pages to Arcadian Purchase Agreement

EXHIBIT A

EMPLOYMENT AGREEMENT